Exhibit 99.1

NEWS RELEASE

Cobalt International Energy, Inc. Prices Common Stock Offering

HOUSTON, TX — April 11, 2011 — Cobalt International Energy, Inc. (“Cobalt”) (NYSE:CIE) today announced the pricing of its registered underwritten public offering of $434.0 million of its common stock. Cobalt has agreed to sell 31,000,000 shares of its common stock at a public offering price of $14.00 per share, and has granted the underwriters of this offering an option, exercisable within 30 days, to purchase up to an additional 4,650,000 shares of its common stock on the same terms and conditions to cover overallotments, if any. Should this option be exercised in full, the total size of this registered underwritten public offering would be $499.1 million.

Cobalt intends to use the net proceeds from the offering to fund its capital expenditures and for general corporate purposes. The closing of the offering is expected to occur on April 15, 2011, subject to customary closing conditions.

Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering.

The offering is being made pursuant to an effective shelf registration statement, including a prospectus and a prospectus supplement related to the offering, filed by Cobalt with the Securities and Exchange Commission (“SEC”).  Copies of the prospectus and the prospectus supplement relating to the offering may be obtained for free by visiting the SEC website at www.sec.gov.  Alternatively, copies of the prospectus and the prospectus supplement may be obtained from Morgan Stanley & Co. Incorporated at Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or by calling (866) 718-1649 or by emailing prospectus@morganstanley.com; Credit Suisse Securities (USA) LLC at Attention: Prospectus Department, One Madison Avenue, New York, NY 10010 or by calling (800) 221-1037; Goldman, Sachs & Co. at Attention: Prospectus Department, 200 West Street, New York, NY 10282 or by calling (866) 471-2526 or faxing (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC at J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204; and Citigroup Global Markets Inc. at Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or by calling (800) 831-9146 or by emailing BATProspectusdept@citi.com.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer or sale of these securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the related registration statement.

About Cobalt

Cobalt is an independent oil exploration and production company focusing on the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon in West Africa.  Cobalt was formed in 2005 and is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address Cobalt’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to Cobalt’s SEC filings. Cobalt undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts

Investor Relations:

John P. Wilkirson

Chief Financial Officer

+1 (713) 452-2322

Media Relations:

Lynne L. Hackedorn

Vice President, Government, Public Affairs, Land

+1 (713) 579-9115